GBH CPAS, PC
              6002 Rogerdale Road, Suite 500
[LOGO]        Houston, Texas  77072
              Tel: 713-482-0000
              Fax: 713-482-0099
              www.gbhcpas.com


October 23, 2014

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Baron Energy, Inc.'s Form 8-K dated October 24, 2014, and we are in agreement with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,


/s/ GBH CPAs, PC
------------------------------
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas